UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2004

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

First Closing of Private Placement.

On December 6, 2004, we conducted a first closing (the "First Closing") of a combined private offering under Regulation D and Regulation S for the sale to accredited investors of total of 1,006,741 shares of our common stock ("Shares") and warrants ("Warrants") to purchase 1,006,741 shares of our common stock (the "Warrant Shares"). We received $775,191 in gross proceeds in the First Closing. An application for approval from the American Stock Exchange ("AMEX") for listing of the Shares sold and the Warrant Shares will be made as soon as practicable. The Shares were sold at $.77 representing a discount of 25% from the average of the closing prices for the five consecutive trading days up to and including November 29, 2004. The offering of the Shares was previously approved by our stockholders on September 27, 2004 at our last annual meeting.

The exercise price of the Warrant Shares is $1.35, representing an exercise price equal to 115% of the closing price of our common stock as reported by AMEX on November 30, 2004. We may receive additional gross proceeds of approximately $1,359,100 from the exercise of the Warrants issued in the First Closing, exclusive of any proceeds from the exercise of placement agent warrants issued in the offering. No assurances can be given that any of the Warrants will be exercised.

In connection with the offer and sale of securities to the purchasers in the First Closing, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. We believe that the purchasers are "accredited investors", as such term is defined in Rule 501(a) promulgated under the Securities Act.

Second Closing of Private Placement.

The offering will terminate next week (the "Second Closing"). The sale of additional shares and warrants at the Second Closing will be on similar terms and conditions, but in no event on terms more favorable than in the First Closing.

S-3 Registration Statement.

In connection with the offering, we agreed to file a registration statement within 30 days of the First Closing with the Securities and Exchange Commission on Form S-3 covering the secondary offering and resale of the Shares and the Warrant Shares in the offering.

Compensation to Placement Agents and Investment Advisor.

In connection with our offering, we utilized the services of Galileo Asset Management, S.A., a Swiss corporation as our placement agent. In connection with sales in the United States, Galileo utilized the services of licensed NASD member broker-dealers. We agreed to pay Galileo 13% of gross proceeds from the offering on sales to purchasers introduced by Galileo, and to issue warrants to purchase shares of our common stock equal to ten percent (10%) of the aggregate number of Shares sold to purchasers introduced by Galileo. We also agreed to pay Galileo a six percent (6%) cash commission upon exercise of the Warrants by purchasers.

Item 7.01. Regulation FD Disclosure.

On December 8, 2004, we issued a press release announcing the First Closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press release dated December 8, 2004, announcing the First Closing (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

December 8, 2004	By:	/s/ Gary L. Dreher

Name: Gary L. Dreher
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release